EXHIBIT 99.2

       CERTIFICATE OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

Henry Funderburk, the Executive Vice President of Darlington County Bank, the only and wholly-owned subsidiary of Darlington County Bancshares, Inc. (the "Company"), the closest equivalent to a chief financial officer of the Company, hereby certifies that to the best of his knowledge:

     1. This Annual Report on Form 10-KSB of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

The foregoing certification is made solely for the purpose of complying with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss.
1350) and may not be relied upon by anyone for any other purpose. The undersigned expressly disclaims any undertaking to update such certifications except as required by law.


Date:  April 9, 2003
       --------------------

                                          /s/ Henry Funderburk
                                          Henry Funderburk
                                          Executive Vice President
                                          Darlington County Bank
                                          Functioning as Chief Financial Officer
                                          Of the Company


A signed original of this written statement required by Section 906 has been provided to Darlington County Bancshares, Inc. and will be retained by Darlington County Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.